Exhibit 23.1

PRICEWATERHOUSECOOPERS [LOGO]

                                               PricewaterhouseCoopers LLP
                                                        800 Market Street
                                                      St. Louis, MO 63101
                                                 Telephone (314) 206-8500


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2005 relating to the financial statements, management's assessments of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2004 Annual Report to Shareholders, which is incorporated in Anheuser-Busch Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
    PRICEWATERHOUSECOOPERS LLP


St. Louis, Missouri
May 2, 2005